SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

Filed by the Registrant [ X ]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12


                        COLLEGE RETIREMENT EQUITIES FUND
-------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


-------------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies: N/A

     (2)  Aggregate number of securities to which transaction applies: N/A

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): N/A

     (4)  Proposed maximum aggregate value of transaction: N/A

     (5)  Total fee paid: N/A

[ ]  Fee paid previously with preliminary materials.

[ ] Checkbox if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid: N/A

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     (4)  Date Filed: N/A

                        COLLEGE RETIREMENT EQUITIES FUND
                                730 Third Avenue
                          New York, New York 10017-3206

NOTICE OF ANNUAL MEETING -- NOVEMBER 13, 2001

The College Retirement Equities Fund (CREF) will hold its annual meeting of participants at 730 Third Avenue, New York, New York, on November 13, 2001, at 10:00 a.m. The meeting agenda is:

     1. To elect four trustees to serve for the next four years and until their successors are elected and qualified;

     2. To vote on the participant proposals presented in the proxy statement;
        and

     3. To address any other business that may properly come before the meeting.

The Board of Trustees has set September 30, 2001, as the record date for determining the number of votes entitled to be cast. You may vote at the meeting only if you had CREF voting rights as of September 30, 2001.

                                              By order of the Board of Trustees,


                                              /s/ E. LAVERNE JONES
                                              --------------------
                                              E. Laverne Jones
                                              Secretary


PLEASE VOTE AS SOON AS POSSIBLE BEFORE THE ANNUAL MEETING, EVEN IF YOU PLAN TO ATTEND THE MEETING. YOU CAN VOTE QUICKLY AND EASILY BY TOLL FREE TELEPHONE CALL, OVER THE INTERNET OR BY MAIL. JUST FOLLOW THE SIMPLE INSTRUCTIONS THAT APPEAR ON YOUR ENCLOSED PROXY CARD. SINCE WE CAN'T HOLD THE MEETING UNLESS A QUORUM IS REACHED, PLEASE HELP CREF AVOID THE EXPENSE OF A FOLLOW-UP MAILING BY VOTING TODAY!

IF YOU PLAN TO ATTEND THE MEETING, PLEASE CALL 1 800 842-2776 TO OBTAIN AN ADMISSION PASS.

October 12, 2001

COLLEGE RETIREMENT EQUITIES FUND

PROXY STATEMENT FOR ANNUAL MEETING
TO BE HELD ON NOVEMBER 13, 2001

The Board of Trustees of the College Retirement Equities Fund (CREF) has sent you this proxy statement to ask for your vote on several matters affecting CREF. The accompanying proxy will be voted at the annual meeting of CREF participants being held on November 13, 2001, at 10:00 a.m. at 730 Third Avenue, New York, New York. This proxy statement was mailed to participants starting on or about October 12, 2001.

HOW DO I VOTE?

You can vote in any one of four ways:

    (1) By marking, signing, and mailing the enclosed proxy card in the envelope provided;

    (2) Through the Internet at http://www.eproxyvote.com/tiaa-cref (or by going to our Web site at www.tiaa-cref.org);

    (3)   By telephone, by calling toll free 1 877 779-8683; or

    (4)   By voting in person at the annual meeting.

If you vote by Internet or telephone, please use the 14-digit "control" number that appears in the upper-left corner of your proxy card. PLEASE DON'T MAIL YOUR PROXY CARD IF YOU VOTE BY INTERNET OR TELEPHONE.

CAN I CANCEL OR CHANGE MY VOTE?

You can change or cancel your vote at any time up until voting results are announced at the annual meeting. You can do this by simply voting again -- by executing and returning a later-dated proxy card, voting through the Internet or by toll-free telephone call, voting in person at the meeting, or writing CREF's Secretary at 730 Third Avenue, New York, New York 10017-3206.

HOW DOES A PROXY WORK?

When you vote by proxy, you are instructing the agents named on the proxy card how to vote on your behalf at the meeting. If you don't specifically instruct them otherwise, they will vote FOR the election of the four nominees for trustee and AGAINST the participant proposals presented in this proxy statement. At this time, we don't know of any other matters being presented at the meeting. If other matters are brought before the meeting, the proxy agents will vote the proxies using their own best judgment, as allowed by the proxy.

WHO MAY VOTE; HOW MANY VOTES DO I GET?

Only participants in certain accounts will be eligible to vote on the participant proposals. The following table shows which accounts' participants may vote for each item on the proxy ballot:

                                                   ALL ACCOUNTS
                                                 EXCEPT THE SOCIAL
                                 ALL ACCOUNTS     CHOICE ACCOUNT
        ============================================================
        Trustee Election              X
        ------------------------------------------------------------
        Participant Proposal I        X
        ------------------------------------------------------------
        Participant Proposal II
        ------------------------------------------------------------

Each person having voting rights on September 30, 2001, may vote at the meeting. On September 20, 2001, there were 121,164,744,548.66 total votes eligible to be cast, broken down as follows:

 Stock Account - 85,435,268,337.43 votes                  Social Choice Account - 3,919,350,266.91 votes

 Money Market Account - 7,532,669,924.19 votes            Global Equities Account - 5,755,109,266.92 votes

 Bond Market Account - 4,363,582,988.14 votes             Growth Account - 8,532,651,006.20 votes

 Inflation-Linked Bond Account - 1,322,094,237.31 votes   Equity Index Account - 4,304,018,521.56 votes

The number of votes you have is equal to the dollar value of your accumulation in each CREF account on September 30, 2001. If you are receiving annuity payments, the number of votes you have is equal to the dollar amount held on September 30, 2001 in the annuity fund of each CREF account to meet our annuity obligations to you. We will count fractional votes.

HOW MANY VOTES ARE NEEDED FOR A QUORUM OR TO PASS A VOTE?

We will have a quorum for the meeting if 10 percent of the votes entitled to be cast are voted. Abstentions are counted in determining whether a quorum has been reached. The outcome of the election of trustees and the participant proposal votes will be decided by a majority of the eligible votes present in person or represented by proxy. Abstentions are not counted in determining the actual voting results. No votes are cast by brokers.

I.  ELECTION OF TRUSTEES

CREF's Board of Trustees is divided into four classes, with one class of four trustees elected each year for a term of four years. At this annual meeting, you will be electing four trustees to serve for four years and until their successors are elected and qualified. All of the nominees currently serve on CREF's Board of Trustees and have been renominated to serve for another term.

Below is information about the nominees and continuing trustees. Note that in addition to the information listed, each of the CREF trustees currently serving also serves on the boards of trustees of TIAA-CREF Mutual Funds and TIAA-CREF Institutional Mutual Funds.

NOMINEES FOR TRUSTEES

[Graphic Omitted]

Trustee since 1993

JOYCE A. FECSKE, 54, is vice president emerita at DePaul University. Until February 1994, she was vice president for human resources at DePaul University. She received a B.A. and an M.A. from DePaul University.



[Graphic Omitted]

Trustee since 1989

EDES P. GILBERT, 69, is acting president of Independent Educational Services. Previously, she was head of The Spence School and headmistress of the Mary Institute. Ms. Gilbert serves on the board of trustees of Lesley College. After receiving a B.A. from Vassar College, Ms. Gilbert received an M.Ed. from Lesley College, Graduate School of Education.



[Graphic Omitted]

Trustee since 1981

STEPHEN A. ROSS, 57, has been the Franco Modigliani Professor of Finance and Economics at the Sloan School of Management at the Massachusetts Institute of Technology since July 1998. He was previously the Sterling Professor of Economics and Finance at the Yale School of Management at Yale University. Dr. Ross is also co-chairman of Roll & Ross Asset Management Corp., a director of Freddie Mac and Algorithmics, Incorporated, and a trustee of the California Institute of Technology. He received a B.S. from the California Institute of Technology and a Ph.D. from Harvard University.


[Graphic Omitted]

Trustee since 1991

MACEO K. SLOAN, 51, has been the chairman and chief executive officer of Sloan Financial Group, Inc. and NCM Capital Management Group, Inc., since 1991. Mr. Sloan is a director of SCANA Corporation and Mechanics and Farmers Bancorp, Inc. Mr. Sloan received a B.A. from Morehouse College, an M.B.A. from Georgia State University, and a J.D. from North Carolina Central University School of Law.

Each of the nominees has consented to serve if elected. If any nominee is unavailable to serve when the meeting is held, the proxy agents may cast your votes for a substitute chosen by the current Board of Trustees.

[Graphic Omitted]

Trustee since 1986

ELIZABETH E. BAILEY, 62, is the John C. Hower Professor of Public Policy and Management at The Wharton School of the University of Pennsylvania. Dr. Bailey is a director of CSX Corporation and Philip Morris Companies Inc. She is also a trustee of the National Bureau of Economic Research, the Brookings Institution, and Bancroft NeuroHealth. She received an A.B. from Radcliffe College, an M.S. from Stevens Institute of Technology, and a Ph.D. from Princeton University. Her current term as trustee expires in 2002.


[Graphic Omitted]

Trustee since 1983

JOHN H. BIGGS,* 65, is chairman, president, and chief executive officer of CREF and TIAA. Mr. Biggs also serves as a trustee of TIAA, TIAA-CREF Investment Management, LLC (Investment Management) and TIAA-CREF Individual & Institutional Services, Inc. (Services), and is a director of Teachers Personal Investors Services, Inc. (TPIS), Teachers Advisors, Inc. (Advisors) and TIAA-CREF Trust Company, FSB. Mr. Biggs is a director of The Boeing Company, Ralston Purina Company, the National Bureau of Economic Research, the American Council of Life Insurers and United Way of New York City. He is a trustee of the Danforth Foundation, the Public Oversight Board, the J. Paul Getty Trust, the International Accounting Standards Committee Foundation, and Washington University in St. Louis. Mr. Biggs received an A.B. from Harvard University and a Ph.D. from Washington University in St. Louis. His current term as trustee expires in 2004.


[Graphic Omitted]

Trustee since 2000

MARTIN J. GRUBER, 65, has been Nomura Professor of Finance at the New York University Stern School of Business since 1987 and served as chairman of its Department of Finance from 1989 to September 1997. Dr. Gruber served as a trustee of TIAA from 1996 to 2000. Dr. Gruber is a past president of the American Finance Association. He also serves on the boards of Deutsche Asset Management B.T. Funds, the S.G. Cowen family of Funds, Japan Equity Fund Inc., Singapore Equity Fund, Inc., and the Thai Equity Fund, Inc. He received an S.B. from the Massachusetts Institute of Technology and an M.B.A. and Ph. D. from the Columbia University Graduate School of Business. His current term as trustee expires in 2004.


[Graphic Omitted]

Trustee since 1979

NANCY L. JACOB, 58, is president and managing principal of Windermere Investment Associates. She was previously chairman and chief executive officer of CTC Consulting, Inc. and executive vice president, U.S. Trust of the Pacific Northwest. Dr. Jacob received a B.A. from the University of Washington and a Ph.D. from the University of California, Irvine. Her current term as trustee expires in 2003.



-------------------
* Because Messrs. Biggs and Leibowitz are officers of CREF, they are deemed to be "interested persons" of CREF within the meaning of the Investment Company Act of 1940. Mr. Longstreth may be considered an "interested person" of CREF because he is associated with a law firm that has acted as counsel to CREF.

CONTINUING TRUSTEES CONTINUED


[Graphic Omitted]

Trustee since 1983

MARJORIE FINE KNOWLES, 61, is a professor of law at Georgia State University College of Law, where she also served as dean until 1991. Formerly, she was a professor of law at the University of Alabama College of Law. She is a director of the Center for Working Capital and on the board of advisors for the International Center for Corporate Governance and Accountability. She has also been a consultant to the Ford Foundation. She received her A.B. from Smith College and her LL.B. from Harvard Law School. Her current term as trustee expires in 2004.


[Graphic Omitted]

Trustee since 1995

MARTIN L. LEIBOWITZ,* 65, has been vice chairman and chief investment officer of CREF and TIAA since November 1995. He was executive vice president, Investments, CREF and TIAA, from June 1995 to November 1995. Formerly, he was a managing director--director of research, and a member of the executive committee of Salomon Brothers, Inc. Mr. Leibowitz is a trustee of TIAA and Investment Management, and a director of Advisors and TIAA-CREF Life Insurance Company. He is also president of Investment Management and Advisors and chief investment officer of TIAA-CREF Mutual Funds, TIAA-CREF Institutional Mutual Funds, TIAA-CREF Life Funds, and TIAA Separate Account VA-1. Mr. Leibowitz is a trustee of the Institute for Advanced Study at Princeton and the Research Foundation of the Institute of Chartered Financial Analysts. He is also a member of The Rockefeller University Council and the board of overseers of the New York University Stern School of Business and a trustee of the Carnegie Corporation of New York. Mr. Leibowitz also serves on the investment advisory committee for the New York State Common Retirement Fund, the University of Chicago, and Harvard University. He received a B.A. and an M.S. from the University of Chicago, and a Ph.D. from New York University's Courant Institute of Mathematical Sciences. His current term as trustee expires in 2003.


[Graphic Omitted]

Trustee since 1996

BEVIS LONGSTRETH,* 67, has been of counsel at the law firm of Debevoise & Plimpton since 1998. Formerly, he was a partner of the same firm. He was an adjunct professor at Columbia University School of Law from 1994 to 1999. Mr. Longstreth is a member of the board of directors of AMVESCAP, PLC. He is also chairman of the finance committee of the Rockefeller Family Fund, and chairman of the investment committee of the Nathan Cummings Foundation. He is also a trustee of the New School University. Mr. Longstreth received a B.S.E. from Princeton University and a J.D. from Harvard University. His current term as trustee expires in 2003.


[Graphic Omitted]

Trustee since 2000

NESTOR V. SANTIAGO, 52, has been vice president and chief investment officer for the Howard Hughes Medical Institute since February 2000. From 1994 to January 2000, he was the head of the investment office for the International Monetary Fund. Mr. Santiago serves on the board of directors of the Bank-Fund Credit Union and the Emerging Markets Growth Fund, Inc. He is also financial advisor to the Margaret McNamara Memorial Fund, investment advisor to the World Bank Staff Association, a member of the investment committee of Arena Stage, and chairman of the finance council of Holy Trinity Church. Mr. Santiago received a B.S. in Chemical Engineering from the University of the Philippines and an M.B.A. from Harvard University. His current term as trustee expires in 2002.


* See footnote on page 4

CONTINUING TRUSTEES CONTINUED


[Graphic Omitted]

Trustee since 1991

EUGENE C. SIT, 63, is chairman, chief executive officer, and chief investment officer of Sit Investment Associates, Inc. and Sit/Kim International Investment Associates, Inc. Both are investment management firms. He also serves as chairman and director of registered investment companies managed by Sit Investment Associates, Inc. Mr. Sit currently serves as a trustee of Carleton College, the Minnesota Historical Society, and the Minnesota Orchestral Association. He received a B.S.C. from DePaul University, and is both a Chartered Financial Analyst and Certified Public Accountant. His current term as trustee expires in 2003.


[Graphic Omitted]

Trustee since 1994

DAVID K. STORRS, 57, has been president and chief executive officer of Alternative Investment Group, L.L.C., an investment management firm, since August 1996. From January 1996 to October 1996, he was adviser to the president, The Common Fund, a collective investment vehicle for college and university endowments. He had been president and chief executive officer of The Common Fund since January 1993. He is also a director of thirteen money market funds sponsored by Alliance Capital Management. He received a B.A. from Yale University and an M.B.A. from Harvard University Graduate School of Business Administration. His current term as trustee expires in 2002.


[Graphic Omitted]

Trustee since 1996

ROBERT W. VISHNY, 42, is the Eric J. Gleacher Distinguished Service Professor of Finance at the University of Chicago Graduate School of Business where he has taught since 1985. He is also a founding partner of LSV Asset Management, an investment management firm. He is the former director of the program in corporate finance at the National Bureau of Economic Research. Dr. Vishny received an A.B. from The University of Michigan and a Ph.D. from the Massachusetts Institute of Technology. His current term as trustee expires in 2004.


ROBERT H. ATWELL, 70, is also a current trustee who will be retiring from the Board early in the coming year. He has been president emeritus of the American Council on Education and a senior consultant for A.T. Kearney since November 1996. Mr. Atwell is a trustee emeritus of St. Norbert College, a trustee of Eckerd College, and a director of Education Management Corp. and Collegis, Inc.

As of September 20, 2001: (1) none of the trustees owned as much as 1% of the outstanding voting securities of any CREF account; and (2) trustees and officers, as a group, did not own more than 1% of the outstanding voting securities of any account.

COMMITTEES

Every year the board appoints certain committees with specific responsibilities for aspects of CREF's operations. Included among these are:

(1) An Audit Committee, consisting solely of independent trustees who are not officers of CREF, which audits and examines the records and affairs of CREF as it deems necessary, using independent auditors or others. The Audit Committee has adopted a formal written charter which is available upon request. During 2000, the Audit Committee held six meetings. The current members of the Audit Committee are Mr. Sloan (chair), Mr. Gruber, Mr. Santiago, and Mr. Storrs.

(2) A Finance Committee, which oversees the management of CREF investments subject to appropriate oversight by the full board. During 2000, the Finance Committee held four meetings. The current members of the Finance Committee are Mr. Biggs (chair), Mr. Gruber, Dr. Jacob, Ms. Knowles, Mr. Leibowitz, Mr. Longstreth, Dr. Ross, Mr. Santiago, Mr. Sit, Mr. Sloan, Mr. Storrs, and Dr. Vishny.

(3) A Corporate Governance and Social Responsibility Committee, consisting solely of trustees who are not officers of CREF, which addresses all corporate social responsibility and corporate governance issues including the voting of CREF shares and the initiation of appropriate shareholder resolutions. During 2000, the committee held five meetings. The current members of the Corporate Governance and Social Responsibility Committee are Mr. Atwell (chair), Ms. Fecske, Ms. Gilbert, Ms. Knowles, Mr. Longstreth, and Mr. Storrs.

(4) An Executive Committee, which generally is vested with full board powers between board meetings on matters not specifically addressed by the full board. During 2000, the committee held five meetings. The current members of the Executive Committee are Mr. Biggs (chair), Mr. Atwell, Dr. Bailey, Ms. Fecske, Ms. Gilbert, Mr. Leibowitz, Mr. Longstreth, and Dr. Ross.

(5) A Nominating and Personnel Committee, consisting solely of independent trustees who are not officers of CREF, which nominates certain CREF officers and the standing committees of the board, and recommends candidates for election as trustees. During 2000, the committee held seven meetings. The current members of the Nominating and Personnel Committee are Dr. Bailey (chair), Mr. Atwell, Dr. Jacob, Mr. Sit, and Dr. Vishny.

The Nominating and Personnel Committee will consider potential nominees for trustees recommended by participants. Any participant who wants to recommend a future candidate should write the name of the individual in the space provided on the proxy card, or, if voting through the Internet, should note their recommended nominee in the "Comments" section. (No recommendations may be made through our telephone voting facility.) In addition, participants may recommend nominees to the CREF Board of Overseers by writing to: Secretary, CREF Board of Overseers, 730 Third Avenue, New York, New York 10017-3206.

MEETINGS

There were four meetings of the Board of Trustees during 2000. All trustees attended at least 75% of the meetings of the Board of Trustees and board committees on which they served, except for Dr. Ross and Mr. Sloan, who each attended 71% of the meetings of the Board of Trustees and board committees on which they served.

TRUSTEE COMPENSATION

The following table discloses the aggregate compensation received from CREF and the TIAA-CREF Fund Complex for each non-officer trustee for the year ended December 31, 2000. The TIAA-CREF Fund Complex consists of CREF, TIAA Separate Account VA-1, TIAA-CREF Life Separate Account VA-1, TIAA-CREF Life Funds, TIAA-CREF Mutual Funds, and TIAA-CREF Institutional Mutual Funds.

                                                  LONG-TERM PERFORMANCE
                                     AGGREGATE    DEFERRED COMPENSATION   TOTAL COMPENSATION
                                   COMPENSATION  CONTRIBUTION AS PART OF    FROM TIAA-CREF
    NAME                             FROM CREF        CREF EXPENSES         FUND COMPLEX(1)
    -----------------------------------------------------------------------------------------
    Robert H. Atwell                $59,954           $12,285                 $61,000
    -----------------------------------------------------------------------------------------
    Elizabeth E. Bailey             $58,480           $12,285                 $59,500
    -----------------------------------------------------------------------------------------
    Joyce A. Fecske                 $49,634           $12,285                 $50,500
    -----------------------------------------------------------------------------------------
    Edes P. Gilbert                 $51,108           $12,285                 $52,000
    -----------------------------------------------------------------------------------------
    Martin J. Gruber(2)             $     0           $     0                 $     0
    -----------------------------------------------------------------------------------------
    Stuart Tse Kong Ho(3)           $21,131           $ 6,142                 $21,500
    -----------------------------------------------------------------------------------------
    Nancy L. Jacob                  $46,685           $12,285                 $47,500
    -----------------------------------------------------------------------------------------
    Marjorie Fine Knowles(4)        $45,211           $12,285                 $46,000
    -----------------------------------------------------------------------------------------
    Bevis Longstreth(4)             $46,685           $12,285                 $47,500
    -----------------------------------------------------------------------------------------
    Robert M. Lovell, Jr.(4) (5)    $43,737           $12,285                 $44,500
    -----------------------------------------------------------------------------------------
    Stephen A. Ross(4)              $40,788           $12,285                 $41,500
    -----------------------------------------------------------------------------------------
    Eugene C. Sit                   $55,531           $12,285                 $56,500
    -----------------------------------------------------------------------------------------
    Maceo K. Sloan                  $40,788           $12,285                 $41,500
    -----------------------------------------------------------------------------------------
    David K. Storrs                 $43,737           $12,285                 $44,500
    -----------------------------------------------------------------------------------------
    Nestor V. Santiago              $ 5,897           $     0                 $ 6,000
    -----------------------------------------------------------------------------------------
    Robert W. Vishny                $45,211           $12,285                 $46,000
    -----------------------------------------------------------------------------------------

    (1) Includes portion of fees attributed to service on the TIAA-CREF Mutual Funds Board and/or TIAA-CREF Institutional Mutual Funds Board.
    (2) Mr. Gruber was not compensated by CREF for the period shown, but rather by TIAA, as a trustee of TIAA.
    (3) Stuart T. K. Ho separated from the Board effective May 2000.
    (4) This compensation, or a portion of it, was not actually paid based on prior election of trustee to defer receipt of payment in accordance with the provisions of deferred compensation plans for non-officer trustees. Excluding this year's deferrals, a total of $3,904,835.75 earned across the fund complex has been deferred for prior years' service, including interest through year-end 1999, for all current trustees who had elected to defer their compensation.
    (5) Robert M. Lovell, Jr. retired from the Board effective November 2000.

CREF has a long-term performance deferred compensation plan for non-employee trustees. Under this unfunded plan, annual contributions equal to half the amount of the basic annual trustee stipend are allocated to notional CREF and TIAA accounts, as elected by the non-employee trustee. Benefits will normally be paid in a lump sum after the trustee leaves the board. Pursuant to a separate deferred compensation plan, non-employee trustees also have the option to defer payment of their compensation and allocate it to notional TIAA and CREF accounts chosen by the individual trustee. Benefits under that plan are also normally paid in a lump sum after the trustee leaves the board.

Trustees who are active officers of CREF or TIAA do not receive any additional compensation for their services as trustees.

II. THE INDEPENDENT AUDITORS

Ernst & Young LLP (Ernst & Young) served as independent auditors to CREF for the fiscal year ended December 31, 2000. At a meeting held on May 17, 2001, the CREF Board of Trustees, including a majority of non-officer trustees, again selected Ernst & Young to serve as independent auditors for CREF for the fiscal year ending December 31, 2001. Ernst & Young performs independent audits of CREF's financial statements. To maintain auditor independence and avoid even the appearance of conflicts of interest, CREF, as a policy, does not engage Ernst & Young for management advisory or consulting services.

Representatives of Ernst & Young will be present at the annual meeting to respond to questions.

AUDIT FEES

Ernst & Young's fees for professional services rendered for the audit of CREF's annual financial statements for the year ended December 31, 2000 were $349,500.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

No financial information systems design and implementation nor any other management consulting services were rendered by Ernst & Young in 2000 to (i) CREF, and its adviser or affiliates of the adviser performing services for CREF (CREF Service Providers), (ii) TIAA or (iii) any other TIAA or CREF affiliated entity.

ALL OTHER FEES

Ernst & Young's fees for all other services provided to CREF and CREF Service Providers in 2000 totaled $686,475, including $402,600 for the audit of annual financial statements of TIAA ($379,000) and other CREF Service Providers and $283,875 for other audit- related services.

The Audit Committee of CREF's board of trustees has determined that the provision of these services is compatible with maintaining Ernst & Young's independence.

III. ADDITIONAL INFORMATION

EXECUTIVE OFFICERS

Below is information about each CREF executive officer. These executive officers are selected annually by the Board of Trustees. Messrs. Biggs and Leibowitz, who are trustees and whose positions with CREF are described above, are not listed again here. Note that in addition to the information listed below, all CREF executive vice presidents also serve in that same capacity for TIAA-CREF Mutual Funds and TIAA-CREF Institutional Mutual Funds, unless otherwise noted.

RICHARD J. ADAMSKI, 59, vice president and treasurer, CREF and TIAA, since March 1991. Mr. Adamski is also vice president and treasurer of TIAA-CREF Investment Management, LLC (Investment Management), TIAA-CREF Individual & Institutional Services, Inc. (Services), Teachers Personal Investors Services, Inc. (TPIS), Teachers Advisors, Inc. (Advisors), TIAA-CREF Mutual Funds, TIAA-CREF Institutional Mutual Funds (Institutional Funds), TIAA Separate Account VA-1 (VA-1), TIAA-CREF Life Funds (Life Funds), TIAA-CREF Life Insurance Company (TIAA-CREF Life), and TIAA-CREF Tuition Financing, Inc. (Tuition Financing).

C. VICTORIA APTER, 58, executive vice president, CREF and TIAA, since January 2000; prior to that, vice president, Retirement Services, CREF and TIAA.

SCOTT C. EVANS, 42, executive vice president, CREF and TIAA, since September 1997; from March 1997 to September 1997, managing director--CREF Account, CREF and TIAA; from March 1994 to March 1997, second vice president, CREF and TIAA. Mr. Evans is executive vice president of Investment Management, Advisors, VA-1, and the Life Funds. Mr. Evans is also a director of TIAA-CREF Life.

MARTIN E. GALT, III, 59, executive vice president and president, TIAA-CREF Investment Products, CREF and TIAA, since February 2000. From February 1997 to January 2000, Mr. Galt was executive vice president and president, Institutional Investments, of Bank of America (formerly, NationsBank) and principal investment officer of NationsBank. Prior to that, he was chairman and chief executive officer, Boatman's Trust Company. Mr. Galt is currently president of the TIAA-CREF Mutual Funds, the Institutional Funds, VA-1 and the Life Funds, a member of the management committee of VA-1 and a trustee of the Life Funds, a director and president of Tuition Financing and TPIS, and a director of TIAA-CREF Life and TIAA-CREF Trust Company, FSB.

RICHARD L. GIBBS, 54, executive vice president, CREF and TIAA, since March 1993. Mr. Gibbs is also executive vice president of Investment Management, Advisors, and Tuition Financing, executive vice president and chief financial officer of VA-1, the Life Funds, and TIAA-CREF Life, and a director of TIAA-CREF Life and Tuition Financing.

DON W. HARRELL, 63, executive vice president, CREF and TIAA, since March 1992. Mr. Harrell is a director of TIAA-CREF Life.

IRA J. HOCH, 51, executive vice president, CREF and TIAA, since March 2000; prior to that, vice president, Retirement Services, CREF and TIAA.

MATINA S. HORNER, 62, executive vice president, CREF and TIAA, since December 1989. She was previously president of Radcliffe College. Dr. Horner is chair of the board of trustees of MGH Institute of Health Professions and Fund for the City of New York. She also serves as a director of TIAA-CREF Life, NSTAR (formerly Boston Edison Company), the Greenwall Foundation, and The Neiman Marcus Group, and as a trustee of the Massachusetts General Hospital, the Century Foundation, and the Women's Research & Education Institute.

E. LAVERNE JONES, 52, vice president and corporate secretary, CREF and TIAA, since August 1998; prior to that, senior counsel. She is also vice president and corporate secretary of TIAA-CREF Mutual Funds and TIAA-CREF Institutional Mutual Funds.

HARRY I. KLARISTENFELD, 51, executive vice president and chief actuary, CREF and TIAA, since March 2000; prior to that, vice president and chief actuary, Retirement Services, CREF and TIAA. Mr. Klaristenfeld is also executive vice president and chief actuary of Services. He serves on the boards of Yeshiva Tiferes Yisroel and the National Society of Hebrew Day Schools.

FRANCES NOLAN, 44, executive vice president, CREF and TIAA, since January 2000; prior to that, vice president, Retirement Services, CREF and TIAA.

BERTRAM L. SCOTT, 50, executive vice president, CREF and TIAA, and president, TIAA-CREF Life Insurance Company, since November 2000. From May 1996 to November 2000, Mr. Scott was president and chief executive officer, Horizon Mercy. Mr. Scott is currently the chairman of the board, president and chief executive officer of TIAA-CREF Life. He is also executive vice president of the Life Funds and VA-1. Mr. Scott is Chairman of the American Heart Association -- Heritage Affiliate, Chairman of the Center For Health Care Strategies, Inc. -- Improving Asthma Care for Children National Advisory Committee and Chairman of the State of New Jersey, Black Infant Mortality Reduction Advisory Panel.

DEANNE J. SHALLCROSS, 52, executive vice president, CREF and TIAA, since June 1998; prior to that, vice president, Marketing, CREF and TIAA. Ms. Shallcross is also executive vice president of Services, VA-1 and the Life Funds. She is on the board of the Marketing Science Institute.

DAVID A. SHUNK, 53, executive vice president, CREF and TIAA, since June 1998; prior to that, vice president, Institutional & Individual Consulting Services, CREF and TIAA. Mr. Shunk is president and chief executive officer of Services and a director of TIAA-CREF Trust Company, FSB.

JOHN A. SOMERS, 57, executive vice president, CREF and TIAA, since April 1996; prior to that, senior vice president, Mortgage and Real Estate, CREF and TIAA. Mr. Somers is also executive vice president of the Life Funds, Investment Management, VA-1, and Advisors and a director of TIAA-CREF Life. He is on the boards of the Guardian Life Insurance Company of America, the Emigrant Savings Bank, and the Community Preservation Corporation.

CHARLES H. STAMM, 62, executive vice president and general counsel, CREF and TIAA. Mr. Stamm also serves as a trustee of Investment Management and Services, as a director of TPIS, Advisors, TIAA-CREF Trust Company, FSB, Tuition Financing, and TIAA-CREF Life and as executive vice president and general counsel of VA-1, the Life Funds, and Tuition Financing.

MARY ANN WERNER, 56, executive vice president and president, Shared Services, CREF and TIAA, since January 2000 and executive vice president, CREF and TIAA, since June 1998; prior to that, vice president, CREF and TIAA. She is also executive vice president of VA-1 and Services, and a director and executive vice president of TIAA-CREF Life. She is on the board of the Regional Plan Association.

JAMES A. WOLF, 56, executive vice president and president, Retirement Services, CREF and TIAA, since January 2000 and executive vice president, CREF and TIAA, since June 1998; prior to that, vice president, Corporate MIS, CREF and TIAA. He is a trustee of Services. He serves on the boards of the Employee Benefit Research Institute and the MGH Institute of Health Professions.

INVESTMENT ADVISORY AND DISTRIBUTION ARRANGEMENTS

TIAA-CREF Investment Management, LLC manages the assets in each CREF account. It is a nonprofit subsidiary of TIAA, and provides its services at cost. Investment Management is registered as an investment adviser under the Investment Advisers Act of 1940, although it is not considered an investment adviser under the Investment Company Act of 1940 because it provides its services at cost.

CREF's certificates are distributed by TIAA-CREF Individual & Institutional Services, Inc., another nonprofit subsidiary of TIAA. Services is registered as a broker-dealer and is a member of the National Association of Securities Dealers, Inc. The TIAA Board of Overseers, a New York membership corporation, owns all of the stock of TIAA.

The address for Investment Management and Services is 730 Third Avenue, New York, New York 10017-3206.

IV. PARTICIPANT PROPOSALS

PARTICIPANT PROPOSAL I

All CREF participants can vote on the first participant proposal. Votes will not be tallied separately for each CREF account.

David I. Caplan, 41 Madison Avenue, Apt. 9B, Madison, New Jersey 07940, owning
165.195 accumulation units in the CREF Stock Account, has given notice that he intends to present the following resolution at the annual meeting:

      No further funds of CREF shall be invested in any entity brought to its attention that publicly advocates firearm control or firearm prohibition legislation.

PARTICIPANTS' SUPPORTING STATEMENT

THE PROPONENT, DAVID I. CAPLAN, RECOMMENDS A VOTE FOR THE PROPOSAL AND URGES ALL PARTICIPANTS TO READ CAREFULLY THE FOLLOWING STATEMENT BEFORE CASTING THEIR VOTE.

Firearm control laws seriously implicate the Bill of Rights because "the right of the people to keep and bear arms" is specifically guaranteed by the Second Amendment. Increasingly many scholars and law professors, including Harvard Law Professor Lawrence Tribe, have concluded that the Second Amendment guarantees a constitutional right to the individual citizen.

In addition, scholarly arguments can be and have been made that such laws are unconstitutional under the Fourth Amendment. As Sir Edward Coke said in his famous pronouncement in 1604: "Everyone's house is a castle and fortress, not only for defense against violence and injury but also for repose."

Finally, no matter how you may feel about firearm control laws, such laws teach enemies of other constitutional rights, besides the right to keep firearms, methodologies for similarly attaining their agendas to weaken and ultimately abrogate any other constitutional rights that they dislike. Thus, in firearm control laws there lurk a constitutional slippery slope and a dangerous precedent for weakening and ultimately abrogating other cherished constitutional rights.

For these reasons, proponent recommends a vote for the proposal.

OPPOSING STATEMENT OF THE BOARD OF TRUSTEES

THE BOARD OF TRUSTEES RECOMMENDS A VOTE AGAINST THE PROPOSAL AND URGES ALL PARTICIPANTS TO READ CAREFULLY THE FOLLOWING STATEMENT BEFORE CASTING THEIR VOTE.

Proponent has asked participants to consider a proposal that would have CREF stop investing in companies that publicly support gun control efforts. Management strongly believes that this proposal, which would require CREF to scrutinize the social causes promoted by portfolio companies, is contrary to the interests of our participants. We could not run an effective investment program that gives financial concerns the highest priority if we sought to accommodate the diverse social agendas of each of our two million participants. We have consistently taken the position that, apart from the Social Choice Account, we will not seek to impose subjective social standards on CREF's investment program, regardless of the social cause advocated. This proposal, which we believe promotes a view likely to be unpopular among many of our participants, underscores the merit of this long-held position.

For this reason, the board recommends a vote against the proposal.

PARTICIPANT PROPOSAL II

Because the second participant proposal concerns CREF's tobacco-related investments, participants in all CREF accounts, except the Social Choice Account, can vote on it. Since the proposal would affect participants in each of these accounts differently, the votes will be tallied separately for each account.

Thomas F. Hogan, M.D., 429 Civitan St., Morgantown, WV 26505, owning 8,078.925 accumulation units in the CREF Money Market Account, Dr. Douglas C. Kelley, 910 Sunset Rd., Ann Arbor, MI 48103, owning 7.691 annuity units in the CREF Stock Account, and C. Everett Koop, M.D., 3 Ivy Pointe Way, Hanover, NH 03755-1407, owning 23.775 annuity units in the CREF Stock Account, have given notice that they intend to present the following resolution at the annual meeting:

      For both ethical and financial reasons, participants request CREF: 1) To announce that CREF will make no additional tobacco-related investments, and 2) To begin an orderly divestment of all tobacco investments.

Before voting on the proposal, we hope you will consider the following:

1) During recent months the University of Michigan has completed the divestment of its 29 million dollars in tobacco stocks. Holding one of the four largest endowments of all public universities -- exceeded only by three university systems -- the University of Michigan takes its fiduciary responsibilities very seriously; in its most recent annual investments report it announced a return for the year of 43.6 percent on total investments.

CREF would be well advised to join Harvard University, the University of Michigan, Johns Hopkins University, and many other institutions which no longer invest in an industry whose product is responsible for cutting short the lives of addicted smokers by an average of 15 years per smoker.

2) Investing in tobacco companies continues to pose real risks for shareholders. This year, in its annual report filed with the SEC, Philip Morris Companies Inc., the tobacco industry's largest member, issued the following cautionary statement about future risks to its business, 61 percent of whose revenue comes from the sale of tobacco products:

"The tobacco industry continues to be subject to health concerns relating to the use of tobacco products and exposure to ETS [environmental tobacco smoke]; legislation, including actual and potential excise tax increases; increasing marketing and regulatory restrictions; governmental regulation; privately imposed smoking restrictions; governmental and grand jury investigations; litigation, including risks associated with adverse jury and judicial determinations, courts reaching conclusions at variance with the Company's understanding of applicable law, bonding requirements and the absence of adequate appellate remedies to get timely relief from any of the foregoing; and the effects of price increases related to concluded tobacco litigation settlements and excise tax increases on consumption rates."

3) A message from C. Everett Koop, M.D., Sc.D., former Surgeon General of the United States:

"Now that its manufacturers have admitted they are promoting and selling a lethally dangerous, addictive product, isn't it time to stop investing EDUCATORS' funds in the continued financial sponsorship of that product?

"Tobacco kills more people than alcohol, homicides, suicides, car accidents, illegal drugs, AIDS and fires combined. The profits of the tobacco industry are dependent upon 11 to 17 year-old children continuing to take up smoking at the present rate of 3,000 a day in the U.S. alone. Should educators seek to profit from this incessant addiction of children, by taking part in the financial sponsorship of tobacco?

"Do not educators, leaders indeed of what is called HIGHER education, have a serious responsibility to LEAD, in defense of the public interest? Isn't there a mortal danger to our civilization if students conclude from our conduct that there are absolutely NO considerations EVER more important than the vaunted "bottom line"?--C. Everett Koop, M.D., Sc.D."

OPPOSING STATEMENT OF THE BOARD OF TRUSTEES

THE BOARD OF TRUSTEES RECOMMENDS A VOTE AGAINST THE PROPOSAL AND URGES ALL PARTICIPANTS TO READ CAREFULLY THE FOLLOWING STATEMENT BEFORE CASTING THEIR VOTE.

The trustees believe that EACH participant should have the choice of whether or not to invest in an account that uses non-financial criteria for its investment program. This decision should not be made by the Board of Trustees or even by a vote of other participants.

The CREF accounts represent the pension contributions of over 2 million individual participants, with each account designed to meet the long-term needs of this diverse constituency. The trustees understand that tobacco divestiture and other issues involving the use of non-financial criteria touch upon deeply held personal beliefs shared by many CREF participants. Out of respect for these beliefs, CREF created the Social Choice Account, a balanced account that applies a number of social screens to its investment portfolio, including one for tobacco. With net assets of $4.3 billion as of June 30, 2001, the Social Choice Account has become the largest social investment fund in the United States. Even with this success, the vast majority of CREF participants have chosen to invest in CREF accounts which have no social screens.

In their supporting statement, proponents note the potential financial risks associated with investing in tobacco stocks. However, eliminating the stocks of an entire industry, such as tobacco, from an account, would increase the chances that investment performance will vary considerably from an account's target benchmark index in any given year. It is in participants' best financial interests to provide CREF's investment professionals with the broadest possible discretion to invest as they see fit in order to maintain diversified portfolios and take advantage of all potential investment opportunities. We believe this is necessary in order for CREF to continue to maximize investment returns.

The trustees have consistently refused to impose social criteria on CREF's investment program (except through the Social Choice Account), regardless of the standards in question. Moreover, we believe the proposal would eliminate an important choice that participants are now free to make based on the dictates of individual conscience. For these reasons, the board recommends a vote against the proposal.

V. OTHER MATTERS

MEANS OF SOLICITING PROXIES

This proxy solicitation will be conducted mainly by mail, telephone, and the Internet, but it may also be by any other method of electronic communication, or by personal interview. CREF bears all expenses connected with soliciting proxies; the expenses are included in the administrative expenses that are paid for from the net assets of each account.

PROPOSALS OF PERSONS WITH VOTING RIGHTS

Proposals submitted by or on behalf of participants to be included in the CREF proxy materials for the 2002 annual meeting must be received by CREF no later than June 15, 2002. Unless CREF is notified by August 29, 2002 of other matters that may be properly brought before the 2002 annual meeting by or on behalf of participants, the persons named in the proxy will have the discretion to vote on those matters as they see fit.

ANNUAL REPORTS

If you would like to see the most recent CREF semi-annual and annual reports, you can visit the TIAA-CREF Web site WWW.TIAA-CREF.ORG, or use our on-line request form to order print versions electronically. Or, you can call 1 800 842-2733, extension 5509 or write to CREF at 730 Third Avenue, New York, New York 10017-3206.

COLLEGE RETIREMENT EQUITIES FUND

TO VOTE VIA THE INTERNET - GO TO
http://www.eproxyvote.com/tiaa-cref
TO VOTE BY TELEPHONE - DIAL 1 877 779-8683

SUGGESTIONS FOR FUTURE CREF NOMINEES

Name:
Institution:

Name:
Institution:

By signing this form, I authorize Robert H. Atwell, Martin J. Gruber, and Nestor
V. Santiago, singly or together, with power of substitution in each, to represent me and cast my vote at CREF's annual meeting, and any adjournment or postponement thereof. They will vote as I instruct.

IF NO DIRECTIONS ARE GIVEN, OR IF THE INSTRUCTIONS ARE CONTRADICTORY, THE PROXIES WILL VOTE (I) FOR THE ELECTION OF ALL LISTED NOMINEES; (II) IN ACCORDANCE WITH THE TRUSTEES' RECOMMENDATIONS ON THE OTHER SUBJECTS LISTED ON THIS CARD; AND (III) AT THEIR DISCRETION ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR IF A NOMINEE IS NOT AVAILABLE FOR ELECTION.

The CREF annual meeting will be held on November 13, 2001, at 10:00 a.m. at CREF's home office, 730 Third Avenue, New York, New York. Unless you have voted by Internet or telephone, please sign and date this ballot on the reverse side and return it in the enclosed postage-paid envelope to EquiServe, P.O. Box 9393, Boston, MA 02205-9972.

EquiServe has been engaged to tabulate ballots returned by mail to preserve the confidentiality of your ballot.

THE BOARD OF TRUSTEES RECOMMENDS A VOTE
FOR ITEM 1.

THE BOARD OF TRUSTEES RECOMMENDS A VOTE
AGAINST THE FOLLOWING ITEMS.

FIRST      NAME    LAST     NAME     VOTER CONTROL NUMBER XXXXXXXXXXXXXX CREF

P02F P08A P46A P52A P59A P65A P72A P78A P85A P91A

SEQUENCE NUMBER 169113211010000

SIGNATURE

DATE

When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please indicate your full name and title.

1. Election of Trustees
Nominees:

JOYCE A. FECSKE (01), EDES P. GILBERT (02),
STEPHEN A. ROSS (03), AND MACEO K. SLOAN (04)
TO WITHHOLD YOUR VOTE FROM ANY NOMINEE, MARK THE
"VOTE FOR ALL EXCEPT" BOX ABOVE AND STRIKE A
LINE THROUGH THE NOMINEE'S NAME.

WITHHOLD FROM ALL VOTE FOR ALL EXCEPT FOR

AGAINST ABSTAIN FOR AGAINST ABSTAIN FOR
AGAINST ABSTAIN FOR

2. Participant proposal I (to stop investing in companies supporting gun control) (ALL ACCOUNTS)

3. Participant proposal II (to divest CREF's tobacco-related investments) (ALL ACCOUNTS EXCEPT THE SOCIAL CHOICE ACCOUNT)

Stock
Bond Market
Global Equities
Equity Index Linked Bond
Inflation-
Growth
Money Market
Social Choice

Please review the Proxy Statement before casting your ballot.

IF YOU HAVE MORE THAN ONE PROXY CARD, PLEASE VOTE ONLY ONE CARD AT A TIME.

Enter the Voter Control Number that appears in the upper right hand corner on your proxy card. Enter the last 4 digits of your U.S. Taxpayer Identification (Social Security) Number for this account.

IMPORTANT: FOR YOUR VOTE TO BE CAST, THE VOTER CONTROL NUMBER AND THE LAST FOUR DIGITS OF THE U.S. TAXPAYER IDENTIFICATION (SOCIAL SECURITY) NUMBER FOR THIS ACCOUNT MUST MATCH THE NUMBERS ON OUR RECORDS.

Enter your e-mail address to receive an e-mail confirmation of your vote. Enter your e-mail address again for validation.

Copyright (C) 2000 EquiServe. All rights reserved.

Equiserve Online Proxy Voting


http://www.eproxyvote.com/tiaa-cref/ [09/20/2001 11:51:38 AM].CREF

WELCOME!

NAME LINE
ADDRESS LINE
CITY, STATE ZIP LINE
e-mail address:

Copyright (C) 2001 EquiServe. All rights reserved.

Online Proxy Voting for CREF

https://www.eproxyvote.com/cgi-bin/voting.cgi [09/20/2001 11:52:25 AM].

College Retirement Equities Fund 2001 Proxy Solicited by the Board of Trustees

By submitting this ballot, I authorize Robert H. Atwell, Martin J. Gruber, and Nestor V. Santiago, singly or together, with power of substitution in each, to represent me and cast my vote at CREF's annual meeting, and any adjournment or postponement thereof. They will vote as I instruct.

IF NO DIRECTIONS

ARE GIVEN, OR IF THE INSTRUCTIONS ARE CONTRADICTORY, THE PROXIES WILL VOTE
(I) FOR THE ELECTION OF ALL LISTED NOMINEES; (II) IN ACCORDANCE WITH THE TRUSTEES' RECOMMENDATIONS ON THE OTHER SUBJECTS LISTED ON THIS CARD; AND (III) AT THEIR DISCRETION ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR IF A NOMINEE IS NOT AVAILABLE FOR ELECTION. The CREF annual meeting will be held on November 13, 2001, at 10:00 a.m. at CREF' s home office, 730 Third Avenue, New York, New York.

The Board of Trustees recommends a vote
"FOR" all Nominees for Trustee.

The Board of Trustees recommends a vote
"AGAINST" Participant Proposals I and II.

CHECK THIS BOX TO CAST YOUR VOTE IN ACCORDANCE WITH ALL THE BOARD OF TRUSTEES' RECOMMENDATIONS

FOR All Nominees
(Unless Noted
below)
Withhold
As To All
Nominees

1. Election of Trustees.

Nominees:

Joyce A. Fecske, Edes P. Gilbert, Stephen A. Ross, and Maceo K. Sloan Check the box for the Nominee(s) from whom you wish to WITHHOLD your vote:
Joyce A. Fecske Edes P. Gilbert
Stephen A. Ross Maceo K. Sloan

2. Participant Proposal I (to stop investing in companies supporting gun control)
(All accounts)
For Against Abstain

3. Participant Proposal II (to divest CREF's tobacco-related investments) (All accounts except the Social Choice Account)

A) Stock
For Against Abstain

B) Money Market
For Against Abstain

C) Bond Market
For Against Abstain

D) Global Equities
For Against Abstain

Online Proxy Voting for CREF
https://www.eproxyvote.com/cgi-bin/voting.cgi (1 of 2) [09/20/2001 11:52:31 AM]

|X|
|X|
|X|
|X|
|X|
|X| E) Growth

For Against Abstain

F) Equity Index
For Against Abstain

G) Inflation-Linked Bond
For Against Abstain
To submit your vote please click the button below.

(YOUR VOTE WILL NOT BE COUNTED UNTIL THE SUBMIT YOUR VOTE BUTTON IS CLICKED.)

Copyright (C) 2001 EquiServe. All rights reserved.

Online Proxy Voting for CREF

https://www.eproxyvote.com/cgi-bin/voting.cgi (2 of 2) [09/20/2001 11:52:31 AM] |X|
|X|
|X| CREF

Please review your vote. If this is incorrect, please use the Back button on your browser, change your vote and resubmit. Your proxy vote has been recorded as follows:

1. Election of Trustees.

2. Participant Proposal I (to stop investing in companies supporting gun control)
(All accounts)

3. Participant Proposal II (to divest CREF's tobacco-related investments) (All accounts except the Social Choice Account)

A) Stock

B) Money Market

C) Bond Market

D) Global Equities

E) Growth

F) Equity Index

G) Inflation-Linked Bond
Online Proxy Voting for CREF

https://www.eproxyvote.com/cgi-bin/voting.cgi (1 of 2) [09/20/2001 11:53:53 AM]. If this is correct, please click the Proceed button.

Copyright (C) 2001 EquiServe. All rights reserved.

Online Proxy Voting for CREF


https://www.eproxyvote.com/cgi-bin/voting.cgi (2 of 2) [09/20/2001 11:53:53 AM].CREF

Success! Your vote has been cast and will be tabulated by Equiserve within 24 hours.

If you would like to suggest future nominees, please click the proceed button below.

YOU CAN NOW VOTE ANOTHER BALLOT.

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more!

Sign up for electronic delivery of various TIAA-CREF documents. Log on to www.tiaa-cref.org

Online Proxy Voting for CREF


https://www.eproxyvote.com/cgi-bin/voting.cgi [09/20/2001 11:54:01 AM].CREF

Please enter your future nominee suggestions in the box below and then press the Submit button.

Your Name*:
E-mail address*:
Daytime Phone*:
Subject:
Suggestions:
* These fields are optional.

Copyright (C) 2001 EquiServe. All rights reserved.

Online Proxy Voting for CREF

https://www.eproxyvote.com/cgi-bin/voting.cgi [09/20/2001 11:54:11 AM]

Future Nominees

Thank you.

YOU CAN NOW VOTE ANOTHER BALLOT.

Get faster, easier access to everything you need to know about TIAA-CREF and more!

Sign up for electronic delivery of various TIAA-CREF documents. Log on to www.tiaa-cref.org

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Online Proxy Voting for CREF

https://www.eproxyvote.com/cgi-bin/voting.cgi [09/20/2001 11:54:25 AM]

CREF's 2000 Proxy Telephone Script Template

PROXY CONTROL NUMBER VERFIY

o GREETING - WELCOME TO THE ELECTRONIC VOTING SYSTEM. PLEASE HAVE YOUR PROXY CARD OR VOTING INSTRUCTION SHEET OR BALLOT AVAILABLE BEFORE VOTING. (Not customizable)

o CONTROL NUMBER - ENTER THE VOTER CONTROL NUMBER AS IT APPEARS ON THE CARD FOLLOWED BY THE POUND SIGN. (Not customizable)

o HOLD - ONE MOMENT PLEASE WHILE WE VERIFY YOUR INFORMATION. (Not customizable)

o SECONDARY CONTROL NUMBER - ENTER THE LAST 4 DIGITS OF THE U.S. SOCIAL SECURITY NUMBER OR THE U.S. TAXPAYER IDENTIFICATION NUMBER FOR THIS ACCOUNT FOLLOWED BY THE POUND SIGN. (Not customizable)

o INVALID ENTRY OF CONTROL NUMBERS MESSAGE - WE ARE UNABLE TO AUTHENTICATE THE INFORMATION THAT YOU ENTERED. (Not customizable)

o DEFAULT AND MISKEY ERROR MESSAGE - WE ARE UNABLE TO PROCESS YOUR REQUEST AT THIS TIME. THANK YOU FOR CALLING. (Not customizable)


PROXY MAIN

VOTE NOT STARTED - THE TIME FRAME FOR THIS VOTE HAS NOT YET BEGUN. PLEASE CALL BACK LATER. (Not customizable)

VOTE HAS ENDED - THE TIME FRAME FOR THIS VOTE HAS ENDED. THANK YOU FOR CALLING. (Not customizable)

SPECIAL MESSAGE (99990NNN) - You are voting your 2001 CREF Proxy solicited by its Board of Trustees. {Pronounced as CREF phonetically}

LEGAL MESSAGE -

VOTE LEVEL (99980NNN) - Only participants in certain accounts are eligible to vote on certain issues. Please check your proxy card to confirm your voting eligibility. Your telephone vote is subject to the same terms and authorizations as indicated on the printed proxy card.

WITH THE BOARD VOTE PROMPT MESSAGE -

VOTE LEVEL MESSAGE (55550NNN) - To vote all proposals in accordance with the recommendations of the Board of Trustees press 1. If you wish to vote on each proposal one at a time, press 2.

CREF's 2000 Proxy Telephone Script Template

ANNOUNCEMENT MESSAGE (999XXNNN) - You will now vote for the Trustees Nominees. The Board of Trustees recommend a vote FOR each of the nominees listed on your ballot.

MULTIPLE DIRECTOR MESSAGE -

TRANSFER AGENT LEVEL MESSAGE - (04000PX2) - [333XXNNN=ITEM 1, ELECTION OF TRUSTEES]. To vote for all nominees, press one. To withhold from all nominees, press 2. To withhold from individual nominees, press 3.

DIRECTOR EXCEPTION MESSAGES -

VOTE LEVEL MESSAGE - (88200NNN) - For each nominee from whom you wish to withhold your vote enter the 2-digit number after the nominee names listed on the ballot followed by the pound key. Press the pound key again if you have completed your withholding.

WITHHOLD FROM SUBSEQUENT DIRECTOR MESSAGES -

VOTE LEVEL MESSAGE - (88300NNN) - To withhold your vote from another nominee enter the 2-digit number next to the name listed on the ballot followed by the pound key, or if you have completed your withholding, press pound key again.

INVALID DIRECTOR MESSAGES -

DEFAULT LEVEL MESSAGE - YOU HAVE ENTERED AN INVALID NOMINEE NUMBER.


PROPOSALS

FOR / AGAINST / ABSTAIN PROPOSALS -

ANNOUNCEMENT MESSAGE (999XXNNN) - Participant Proposal 1 relating to companies supporting gun control. Participants in all accounts are eligible to vote on Participant Proposal 1. The Board of Trustees recommends a vote AGAINST this proposal.

VOTE LEVEL MESSAGE (00XX0NNN) - [333XXNNN=ITEM 2, PARTICIPANT PROPOSAL 1]. To vote for, press 1; against, press 2; abstain press 3.

ANNOUNCEMENT MESSAGE (999XXNNN) - Participant Proposal 2 relating to CREF's {Pronounced as CREF phonetically} tobacco-related investments.

ANNOUNCEMENT MESSAGE (999XXNNN) - Participants in all accounts except the CREF {Pronounced as CREF phonetically} Social Choice Account are eligible to vote on Participant Proposal 2. The Board of Trustees recommends a vote AGAINST this proposal.

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CREF's 2000 Proxy Telephone Script Template

VOTE LEVEL MESSAGE (00XX0NNN) - [333XXNNN=ITEM 3A, PARTICIPANT PROPOSAL 2 FOR YOUR STOCK ACCOUNT HOLDINGS]. To vote for, press 1; against, press 2; abstain press 3.

ANNOUNCEMENT MESSAGE (999XXNNN) - Participant Proposal 2 relating to CREF's {Pronounced as CREF phonetically} tobacco-related investments.

VOTE LEVEL MESSAGE (00XX0NNN) - [333XXNNN=ITEM 3B, PARTICIPANT PROPOSAL 2 FOR YOUR MONEY MARKET ACCOUNT HOLDINGS]. To vote for, press 1; against, press 2; abstain press 3.

ANNOUNCEMENT MESSAGE (999XXNNN) - Participant Proposal 2 relating to CREF's {Pronounced as CREF phonetically} tobacco-related investments.

VOTE LEVEL MESSAGE (00XX0NNN) - [333XXNNN=ITEM 3C, PARTICIPANT PROPOSAL 2 FOR YOUR BOND ACCOUNT HOLDINGS]. To vote for, press 1; against, press 2; abstain press 3.

ANNOUNCEMENT MESSAGE (999XXNNN) - Participant Proposal 2 relating to CREF's {Pronounced as CREF phonetically} tobacco-related investments.

VOTE LEVEL MESSAGE (00XX0NNN) - [333XXNNN=ITEM 3D, PARTICIPANT PROPOSAL 2 FOR YOUR GLOBAL EQUITIES ACCOUNT HOLDINGS]. To vote for, press 1; against, press 2; abstain press 3.

ANNOUNCEMENT MESSAGE (999XXNNN) - Participant Proposal 2 relating to CREF's {Pronounced as CREF phonetically} tobacco-related investments.

VOTE LEVEL MESSAGE (00XX0NNN) - [333XXNNN=ITEM 3E, PARTICIPANT PROPOSAL 2 FOR YOUR GROWTH ACCOUNT HOLDINGS]. To vote for, press 1; against, press 2; abstain press 3.

ANNOUNCEMENT MESSAGE (999XXNNN) - Participant Proposal 2 relating to CREF's {Pronounced as CREF phonetically} tobacco-related investments.

VOTE LEVEL MESSAGE (00XX0NNN) - [333XXNNN=ITEM 3F, PARTICIPANT PROPOSAL 2 FOR YOUR EQUITY INDEX ACCOUNT HOLDINGS]. To vote for, press 1; against, press 2; abstain press 3.

ANNOUNCEMENT MESSAGE (999XXNNN) - Participant Proposal 2 relating to CREF's {Pronounced as CREF's phonetically} tobacco-related investments.

VOTE LEVEL MESSAGE (00XX0NNN) - [333XXNNN=ITEM 3G, PARTICIPANT PROPOSAL 2 FOR YOUR INFLATION-LINKED BOND ACCOUNT HOLDINGS]. To vote for, press 1; against, press 2; abstain press 3.

INTRODUCTION PLAYBACK MESSAGE -

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CREF's 2000 Proxy Telephone Script Template

DEFAULT LEVEL MESSAGE - YOU HAVE CAST YOUR VOTE AS FOLLOWS...

WITH THE BOARD PLAYBACK MESSAGE -

VOTE LEVEL MESSAGE (55540NNN) - You have cast your vote in the manner recommended by the Board of Trustees.

PLAYBACK MESSAGES FOR DIRECTORS - Depending on how a caller votes, there are 3 possible playback messages.

VOTED ALL DIRECTORS -

VOTE LEVEL MESSAGE (88500NNN) - You have voted for all Trustees on the ballot.

WITHHOLD FROM ALL DIRECTORS -

VOTE LEVEL MESSAGE (88600NNN) - You have voted to withhold your vote from all Trustees on the ballot.

DIRECTOR EXCEPTIONS -

VOTE LEVEL MESSAGE (88700NNN) - You have voted for all trustees except for the following nominee numbers (Speaks trustee number(s)).

CONFIRM MESSAGE -

DEFAULT LEVEL MESSAGE - TO CONFIRM YOUR VOTE, PRESS 1. TO CANCEL YOUR VOTE, PRESS 2.

CANCELED VOTE MESSAGE - Default message.  (Not customizable)

YOUR VOTE HAS BEEN CANCELED. IF YOU WISH TO VOTE THIS CARD OR ANOTHER CARD PRESS 1, OTHERWISE PLEASE HANG UP AND MARK, SIGN, AND RETURN YOUR CARD IN THE ENVELOPE PROVIDED. THANK YOU FOR CALLING.

GOODBYE MESSAGE -

VOTE LEVEL MESSAGE (44440NNN) - Your vote has been successfully recorded. It is not necessary for you to mail in your card. If you wish to vote another card or change your vote, press 1, otherwise please hang up. Thank you.

MISKEY MESSAGE - YOU HAVE ENTERED AN INVALID OPTION. (Not customizable)

DEFAULT ERROR MESSAGE - WE ARE UNABLE TO PROCESS YOUR REQUEST AT THIS TIME. THANK YOU FOR CALLING. (Not customizable)


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